Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports Third Quarter 2025 Financial Results and Updates Full Year 2025 Financial Guidance

•
Revenue of $189 million, year-over-year increase of 22% as reported and 18% organic with double-digit reported growth across all franchises
•
Orders increased sequentially and greater than 20% year-over-year
•
Increasing revenue guidance to a range of $729 to $737 million, which represents 14% -15.5% year-over-year non-COVID organic growth

WALTHAM, Mass., October 28, 2025 -- Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its third quarter of 2025, covering the three- and nine- month periods ended September 30, 2025. Provided in this press release are financial performance highlights, updates to our guidance for the full year 2025 and access information for today’s webcast and conference call.

Olivier Loeillot, President and Chief Executive Officer of Repligen said, “We had another outstanding quarter in Q3 with 18% organic growth. We are thrilled with the momentum we are seeing across our broad, differentiated portfolio and the continued execution by our team. This resulted in double-digit revenue growth across all franchises and geographies. Consumables and capital equipment revenues were strong again, with continued performance from biopharma and CDMOs.

“Given our year-to-date performance of 16% organic non-COVID revenue growth and our very strong Q3 orders, we are raising our full-year revenue guidance again.”

Q3 2025 BUSINESS HIGHLIGHTS

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Broad-based Growth. All franchises posted double-digit year-over-year revenue and order growth. Consumables and capital equipment revenues grew greater than 20%. Both CDMO and biopharma revenues increased over 20%. In addition, all geographies grew double-digits, led by Asia Pacific.
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SoloVPE® PLUS. As an example of our innovation engine, we launched SoloVPE PLUS earlier this year, providing customers with increased data collection speed and enhanced sensitivity. Given these advantages, we had a record quarter for Process Analytics equipment placements this quarter.
•
Novasign Partnership. We announced a strategic partnership with Novasign to develop and integrate Novasign’s digital twin capabilities into Repligen filtration systems.

FINANCIAL PERFORMANCE

Q3 2025 Financial Performance (compared to prior year periods except as noted)

All adjusted figures are non-GAAP and, except for earnings per share, are rounded to the nearest million, and are reconciled in the tables included later in this press release.

•
Reported revenue was $189 million compared to $155 million, an increase of 22% as reported, 18% organic. There was no COVID-related revenue in either reporting period. Year-to-date 2025 revenue was $540 million compared to $467 million for the same period in 2024.
•
GAAP gross profit was $101 million compared to $77 million. Adjusted gross profit was $101 million compared to $78 million.
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GAAP income (loss) from operations was $17 million, compared to ($8) million. Adjusted income from operations was $27 million, compared to $23 million.
•
GAAP net income (loss) was $15 million, compared to ($1) million. Adjusted net income was $26 million compared to $24 million.

•
GAAP earnings (loss) per share was $0.26 on a fully diluted basis, compared to ($0.01). Adjusted earnings per share was $0.46 on a fully diluted basis, compared to $0.43.

MARGIN SUMMARY

GAAP Margins	Q3 2025	Q3 2024	Q3-YTD 2025	Q3-YTD 2024
Gross Margin	53.2%	50.0%	52.3%	50.5%
Operating (EBIT) Margin	8.9%	(5.1)%	6.9%	0.3%

Adjusted (non-GAAP) Margins	Q3 2025	Q3 2024	Q3-YTD 2025	Q3-YTD 2024
Gross Margin	53.3%	50.7%	52.7%	50.3%
Operating (EBIT) Margin	14.2%	14.9%	13.3%	12.2%
EBITDA Margin	19.0%	20.7%	18.7%	17.6%

Cash and cash equivalents at September 30, 2025, were $749 million, compared to $757 million at December 31, 2024.

FINANCIAL GUIDANCE FOR FULL YEAR 2025

All Adjusted figures are non-GAAP

Our financial guidance for the full year 2025 is based on expectations for our existing business. Our GAAP and Adjusted (non-GAAP) guidance excludes the impact of any potential or pending business acquisitions in 2025, and future fluctuations in foreign currency exchange rates.

CURRENT GUIDANCE
(at October 28, 2025)
FY 2025	GAAP	Adjusted (non-GAAP)
Total Reported Revenue	$729M - $737M	$729M - $737M
Reported Growth	15% - 16%	15% - 16%
Organic Growth	-	12% - 13.5%
Organic, Non-COVID Growth	-	14% - 15.5%
Non-COVID Growth	-	17% - 18%
Gross Margin	51.5% - 52.5%	52% - 53%
Income from Operations	$50M - $52M	$98M - $100M
Operating Margin	~7%	~13.5%
Other Income (Expense)	~$7.5M	~$21M
Adjusted EBITDA Margin	-	~19%
Tax Rate on Pre-Tax Income	17% - 18%	21% - 22%
Net Income	$46.5M - $48M	$93.5M - $95M
Earnings Per Share - Diluted	$0.82 - $0.85	$1.65 - $1.68

Revenue guidance reflects a ~1% tailwind from foreign currency.

Conference Call and Webcast Access

Repligen will host a conference call and webcast today, October 28, 2025, at 8:30 a.m. ET, to discuss third quarter 2025 financial results, corporate developments and financial guidance for 2025. The conference call will be accessible by dialing toll-free (800) 715-9871 for domestic callers or (646) 307-1963 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period following the live event. You can access the replay on the Investor Relations section of the Company's website.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that enable efficiencies in the process of manufacturing biological drugs. We are “inspiring advances in bioprocessing” for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our focus areas are Filtration and Fluid Management, Chromatography, Process Analytics and Proteins. Our corporate headquarters are located in Waltham, Massachusetts, and the majority of our manufacturing sites are in the U.S., with additional key sites in Estonia, France, Germany, Ireland, the Netherlands and Sweden. For more information about the company see our website at www.repligen.com, and follow us on LinkedIn.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following Adjusted (non-GAAP) measures of financial performance are included in this release: organic non-COVID revenue and non-COVID revenue growth; organic revenue and organic revenue growth; adjusted cost of goods sold, adjusted gross profit and adjusted gross margin; adjusted R&D expense and adjusted SG&A expense; adjusted income from operations and adjusted operating margin; adjusted pre-tax income; adjusted net income; adjusted earnings per share (diluted); adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA margin. The Company provides the impact of foreign currency translation, to enable determination of revenue growth rates at constant currency. To calculate the impact of foreign currency translation, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior year periods.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition and integration costs; restructuring charges including the costs of severance and accelerated depreciation among other charges; inventory step-up costs and adjustments; incremental costs attributed to CEO transition; contingent consideration related to the Company’s acquisitions; intangible amortization costs; non-cash interest expense related to the accretion of the debt discount; amortization of debt issuance costs related to Company’s convertible debt; foreign currency impact of certain intercompany loans; and, the related impact on tax of non-GAAP charges. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

NOTE:

All reconciliations of above GAAP figures (reported or guidance) to adjusted (non-GAAP) figures are detailed in the tables included later in this press release. When analyzing the Company’s operating performance and guidance, investors should not consider non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements, which are made pursuant to and in reliance upon the safe harbor provisions of federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which do not describe historical facts, including, among others, any express or implied statements or guidance regarding current or future financial performance and position, including our 2025 financial guidance and related assumptions; expected demand in the markets in which we operate; expectations regarding the acquisition of 908 Devices’ bioprocessing portfolio; and the expected performance of our business and momentum across our portfolio, are based on management’s current expectations and beliefs and are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, our ability to successfully grow our bioprocessing business; our ability to manage through and predict headwinds; the risk that we have assumed that markets and franchises will improve and grow as predicted; our ability to achieve our 2025 financial guidance; our ability to develop and commercialize products and the market acceptance of our products; our ability to successfully integrate any acquired businesses and relevant personnel in a timely manner or at all, and to achieve the expected benefits of such acquisitions; the risk that demand for our products could decline, which could adversely impact our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing companies; risks around the Company’s effectiveness of disclosure controls and procedures and the effectiveness of our internal control over financial reporting; our compliance with all U.S. Food and Drug Administration and European Medicines Evaluation Agency regulations; our volatile stock price; the impact of tariffs on our business, and other risks and uncertainties detailed in Repligen’s filings with the U.S. Securities and Exchange Commission (the Commission), including our Annual Report on Form 10-K for the year ended December 31, 2024 and in subsequently filed reports with the Commission, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any subsequent filings made with the Commission, which are available at the Commission’s website at www.sec.gov. Actual results may differ materially from those Repligen contemplated by these forward-looking statements, which reflect management’s current views, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and are based only on information currently available to us. Repligen cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Repligen disclaims any obligation to update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Repligen Contact:

Jacob Johnson

VP, Investor Relations

(781) 419-0204

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Product	$188,766	$154,834	$540,232	$466,784
Royalty and other revenue	39	37	111	108
Total revenue	188,805	154,871	540,343	466,892
Costs and operating expenses:
Cost of goods sold	88,290	77,383	257,929	231,088
Research and development	14,175	9,710	41,057	31,523
Selling, general and administrative	73,663	75,610	216,145	202,894
Change in fair value of contingent consideration	(4,148)	—	(12,087)	—
Total costs and operating expenses	171,980	162,703	503,044	465,505
Income (loss) from operations	16,825	(7,832)	37,299	1,387
Other income (expenses):
Investment income	6,921	9,130	20,820	27,534
Interest expense	(5,414)	(5,122)	(16,018)	(15,269)
Amortization of debt issuance costs	(416)	(429)	(1,243)	(1,432)
Other (expenses) income, net	(804)	3,104	2,412	(647)
Other income, net	287	6,683	5,971	10,186
Income (loss) before income taxes	17,112	(1,149)	43,270	11,573
Income tax provision (benefit)	2,201	(495)	7,663	3,218
Net income (loss)	$14,911	$(654)	$35,607	$8,355
Earnings (loss) per share:
Basic	$0.27	$(0.01)	$0.63	$0.15
Diluted	$0.26	$(0.01)	$0.63	$0.15
Weighted average common shares outstanding:
Basic	56,265	56,012	56,208	55,896
Diluted	56,532	56,012	56,520	56,315

	September 30,	December 31,
Balance Sheet Data	2025	2024
Cash and cash equivalents	$748,747	$757,355
Working capital	965,349	939,254
Total assets	2,923,711	2,829,666
Long-term obligations	709,488	730,161
Accumulated earnings	442,961	407,354
Stockholders' equity	2,083,087	1,972,718

REPLIGEN CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, amounts in thousands, except percentage and earnings per share data)

In all tables below, totals may not add due to rounding

Reconciliation of Total Revenue (GAAP) Growth to Organic Non-COVID Revenue Growth (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
TOTAL REPORTED REVENUE (GAAP) GROWTH	22%	10%	16%	0%
Acquisition revenue	(2)%	(3)%	(1)%	(3)%
Currency exchange	(2)%	0%	(1)%	1%
ORGANIC REVENUE GROWTH (NON-GAAP)	18%	7%	14%	(2)%
COVID revenue	0%	0%	3%	(1)%
ORGANIC NON-COVID REVENUE GROWTH (NON-GAAP)	18%	7%	16%	(4)%

Reconciliation of Income (Loss) from Operations (GAAP) to Adjusted Income from Operations (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
INCOME (LOSS) FROM OPERATIONS (GAAP)	$16,825	$(7,832)	$37,299	$1,387
ADJUSTMENTS TO INCOME (LOSS) FROM OPERATIONS (GAAP):
Acquisition and integration costs	4,406	1,819	14,721	4,897
Restructuring activities and other related charges(1)	(789)	2,579	1,089	1,939
Incremental costs attributed to CEO transition(2)	—	17,379	—	22,346
Intangible amortization	9,963	8,570	29,288	25,926
Contingent Consideration	(4,148)	—	(12,087)	—
Inventory step-up charges	492	—	1,069	—
Other(4)	21	586	707	586
ADJUSTED INCOME FROM OPERATIONS (NON-GAAP)	$26,770	$23,101	$72,086	$57,081
OPERATING (EBIT) MARGIN	8.9%	(5.1)%	6.9%	0.3%
ADJUSTED OPERATING (EBIT) MARGIN	14.2%	14.9%	13.3%	12.2%

Reconciliation of Net Income (Loss) (GAAP) to Adjusted Net Income (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
NET INCOME (LOSS) (GAAP)	$14,911	$(653)	$35,607	$8,355
ADJUSTMENTS TO NET INCOME (LOSS) (GAAP):
Acquisition and integration costs	4,406	1,819	14,721	4,897
Restructuring activities and other related charges(1)	(789)	2,345	1,089	1,705
Incremental costs attributed to CEO transition(2)	—	17,379	—	22,346
Intangible amortization	9,963	8,570	29,288	25,926
Contingent Consideration	(4,232)	—	(15,285)	—
Inventory step-up charges	492	—	1,069	—
Non-cash interest expense	3,907	3,610	11,481	10,610
Amortization of debt issuance costs	416	429	1,243	1,432
Foreign currency impact of certain intercompany loans (3)	—	(2,819)	—	626
Other(4)	21	586	707	586
Tax effect of non-GAAP charges	(3,233)	(7,223)	(10,662)	(12,809)
ADJUSTED NET INCOME (NON-GAAP)	$25,862	$24,043	$69,258	$63,674

Reconciliation of Earnings (Loss) Per Share (GAAP) to Adjusted Earnings Per Share (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
EARNINGS (LOSS) PER SHARE (GAAP) - DILUTED	$0.26	$(0.01)	$0.63	$0.15
ADJUSTMENTS TO EARNINGS (LOSS) PER SHARE (GAAP) - DILUTED:
Acquisition and integration costs	0.08	0.03	0.26	0.09
Restructuring activities and other related charges(1)	(0.01)	0.04	0.02	0.03
Incremental costs attributed to CEO transition(2)	—	0.31	—	0.40
Intangible amortization	0.18	0.15	0.52	0.46
Contingent Consideration	(0.07)	—	(0.27)	—
Inventory step-up charges	0.01	—	0.02	—
Non-cash interest expense	0.07	0.06	0.20	0.19
Amortization of debt issuance costs	0.01	0.01	0.02	0.03
Foreign currency impact of certain intercompany loans (3)	—	(0.05)	—	0.01
Other(4)	—	0.01	0.01	0.01
Tax effect of non-GAAP charges	(0.06)	(0.13)	(0.19)	(0.23)
ADJUSTED EARNINGS PER SHARE (NON-GAAP) - DILUTED (5)	$0.46	$0.43	$1.23	$1.13

Reconciliation of Net Income (Loss) (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
NET INCOME (LOSS) (GAAP)	$14,911	$(653)	$35,607	$8,355
ADJUSTMENTS:
Investment income	(6,921)	(9,130)	(20,820)	(27,534)
Interest expense	5,414	5,121	16,018	15,269
Amortization of debt issuance costs	416	429	1,243	1,432
Income tax provision	2,201	(495)	7,663	3,218
Depreciation	10,101	8,825	29,506	25,297
Intangible amortization	9,908	8,598	29,288	26,009
EBITDA (NON-GAAP)	$36,030	$12,695	$98,505	$52,046
OTHER ADJUSTMENTS:
Acquisition and integration costs	4,406	1,819	14,721	4,897
Restructuring activities and other related charges(1)(6)	(789)	2,345	1,089	1,686
Incremental costs attributed to CEO transition(2)	—	17,379	—	22,346
Contingent Consideration	(4,232)	—	(15,285)	—
Inventory step-up charges	492	—	1,069	—
Foreign currency impact of certain intercompany loans (3)	—	(2,819)	—	626
Other(4)	21	586	707	586
ADJUSTED EBITDA (NON-GAAP)	$35,928	$32,005	$100,806	$82,187
ADJUSTED EBITDA MARGIN (NON-GAAP)	19.0%	20.7%	18.7%	17.6%

Reconciliation of Cost of Goods Sold (GAAP) to Adjusted Cost Goods Sold (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
COST OF GOODS SOLD (GAAP)	$88,290	$77,383	$257,929	$231,088
ADJUSTMENT TO COST OF GOODS SOLD (GAAP):
Acquisition and integration costs	(267)	(90)	(1,109)	(289)
Restructuring activities and other related charges(1)	1,011	(912)	801	1,050
Intangible amortization	(280)	—	(747)	—
Inventory step-up charges	(492)	—	(1,069)	—
ADJUSTED COST OF GOODS SOLD (NON-GAAP)	$88,262	$76,381	$255,805	$231,849
GROSS MARGIN (GAAP)	53.2%	50.0%	52.3%	50.5%
ADJUSTED GROSS MARGIN (NON-GAAP)	53.3%	50.7%	52.7%	50.3%

Reconciliation of R&D Expense (GAAP) to Adjusted R&D Expense (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
R&D EXPENSE (GAAP)	$14,175	$9,710	$41,057	$31,523
ADJUSTMENT TO R&D EXPENSE (GAAP):
Acquisition and integration costs	(568)	(84)	(1,681)	(200)
Restructuring activities and other related charges(1)	(33)	—	(831)	(449)
Intangible amortization	(618)	—	(1,510)	—
ADJUSTED R&D EXPENSE (NON-GAAP)	$12,956	$9,626	$37,035	$30,874

Reconciliation of SG&A Expense (GAAP) to Adjusted SG&A Expense (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
SG&A EXPENSE (GAAP)	$73,663	$75,610	$216,145	$202,894
ADJUSTMENTS TO SG&A EXPENSE (GAAP):
Acquisition and integration costs	(3,571)	(1,643)	(11,931)	(4,407)
Restructuring activities and other related charges(1)	(189)	(1,667)	(1,059)	(2,540)
Incremental costs attributed to CEO transition(2)	—	(17,379)	—	(22,346)
Intangible amortization	(9,065)	(8,570)	(27,031)	(25,926)
Other(4)	(21)	(586)	(707)	(586)
ADJUSTED SG&A EXPENSE (NON-GAAP)	$60,817	$45,764	$175,417	$147,089

Reconciliation of Net Income (GAAP) Guidance to Adjusted Net Income (Non-GAAP) Guidance

	Year Ending December 31, 2025
	Low End	High End
GUIDANCE ON NET INCOME (GAAP)	$46,500	$48,000
ADJUSTMENTS TO GUIDANCE ON NET INCOME (GAAP):
Acquisition and integration costs	17,735	17,735
Restructuring activities and other related charges(1)	1,072	1,072
Anticipated pre-tax amortization of acquisition-related intangible assets	39,344	39,344
Contingent Consideration	(15,368)	(15,368)
Inventory Step-Up Costs and Adjustments	1,561	1,561
Non-cash interest expense	15,107	15,107
Amortization of debt issuance costs	1,654	1,654
Tax effect of non-GAAP charges	(15,042)	(15,042)
Other(4)	707	707
Guidance rounding adjustment	230	230
GUIDANCE ON ADJUSTED NET INCOME (NON-GAAP)	$93,500	$95,000

Reconciliation of Earnings Per Share (GAAP) Guidance to Adjusted Earnings Per Share (Non-GAAP) Guidance

	Year Ending December 31, 2025
	Low End	High End
GUIDANCE ON EARNINGS PER SHARE (GAAP) - DILUTED	$0.82	$0.85
ADJUSTMENTS TO GUIDANCE ON EARNINGS PER SHARE (GAAP) - DILUTED:
Acquisition and integration costs	0.31	0.31
Restructuring activities and other related charges(1)	0.02	0.02
Anticipated pre-tax amortization of acquisition-related intangible assets	0.70	0.70
Contingent Consideration	(0.27)	(0.27)
Inventory Step-Up Costs and Adjustments	0.03	0.03
Non-cash interest expense	0.27	0.27
Amortization of debt issuance costs	0.03	0.03
Tax effect of non-GAAP charges	(0.27)	(0.27)
Other(4)	0.01	0.01
Guidance rounding adjustment	—	—
GUIDANCE ON ADJUSTED EARNINGS PER SHARE (NON-GAAP) - DILUTED	$1.65	$1.68

FOOTNOTES FOR ALL TABLES ABOVE (amounts in thousands, except share data):

(1)
In July 2023, we began restructuring activities to simplify and streamline our organization and strengthen the overall effectiveness of our operations. The Company continued further restructuring activities during 2025 including severance, employee-related and facility exit costs. Cost of goods sold includes the benefit received from the sale of inventory that had previously been reserved as part of the restructuring plan of $975 and $572 for the three months ended September 30, 2025 and 2024, respectively, and $3,268 and $3,607 for the nine months ended September 30, 2025 and 2024, respectively.
(2)
Includes $17,379 and $22,346, of incremental stock compensation expense, recorded during the three and nine months ended September 30, 2024, respectively, attributable to the transition of the Company’s Chief Executive Officer (“CEO”) to Executive Chair of the Board announced by the Company on June 12, 2024. The incremental stock compensation expense was the result of the modification of the unvested equity awards held by the CEO immediately prior to the modification. This resulted in the revalue of his unvested awards and a change in his remaining requisite service period due to his change in duties upon transitioning to Executive Chair of the Board.
(3)
During the three and nine months ended September 30, 2024 we recorded foreign currency (gains) and losses on certain intercompany loans of ($2,819) and $626 respectively. This is recorded in Other (expenses) income, net within the condensed consolidated statements of operations.
(4)
Includes one-time events relating to a cybersecurity incident, net of insurance, and costs associated with the restatement of previously issued financial statements.
(5)
GAAP loss per share—diluted for the three months ended September 30, 2024, was determined excluding the effect of 358,372 shares of dilutive shares as the impact of such shares would have been antidilutive due to the net loss for the period, while the adjusted earnings per share—diluted for the same period was determined based upon diluted shares of 56,370,694 shares.
(6)
Excludes $19 of accelerated depreciation related to the restructuring plan for the nine months ended September 30, 2024. This amount is included in the depreciation line item of this table for that period.